UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2014

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)
27-01 QUEENS PLAZA NORTH, LONG ISLAND CITY, NEW YORK 11101
(Address of principal executive offices) (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement
        On March 13, 2014, JetBlue Airways Corporation (the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Thales Avionics, Inc. Pursuant to the Purchase Agreement, the Company agreed to sell 100% of its membership interests in LiveTV, LLC (“LiveTV”) for $400 million in cash (the “Transaction”). The purchase price is subject to adjustment based upon the amount of cash, indebtedness and working capital of LiveTV at the closing relative to a target amount.
        The Purchase Agreement includes customary representations, warranties and covenants of the Company and LiveTV and its subsidiaries, as well as indemnification provisions for breaches or inaccuracies in such representations and warranties or covenants. The Company has also agreed to provide indemnification in respect of certain specified liabilities. The Transaction is expected to close in the Company’s second quarter of its fiscal year 2014, subject to the conditions precedent set forth in the Purchase Agreement, such as receipt of necessary regulatory and third-party approvals.
Item 7.01    Regulation FD Disclosure
        The Company is filing herewith a press release issued on March 13, 2014 as Exhibit 99.1 which is included herein. This press release was issued to announce that the Company has agreed to sell all the membership interests of LiveTV, pursuant to the Purchase Agreement described in Item 1.01 above.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: March 13, 2014	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release